UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

SeaBright Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington  98101
(Address of Principal executive offices, including Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2012, SeaBright Holdings, Inc. entered into an employment agreement with Neal A. Fuller, the senior vice president, chief financial officer, and assistant secretary of SeaBright Holdings, Inc. and its wholly-owned subsidiary, SeaBright Insurance Company’s (collectively, the “Company”). The employment agreement replaces the employment offer letter dated August 25, 2011, as amended on February 21, 2012, between Mr. Fuller and the Company.

Pursuant to the employment agreement, Mr. Fuller will continue to receive an annual base salary of $350,000. In addition, Mr. Fuller will continue to be entitled to a one-time restricted stock and an incentive stock option award guarantee with a total value of $350,000 in respect of the 2012 fiscal year, with the proportionate distribution of three shares of restricted stock for every one incentive stock option. The employment agreement contemplates that such awards would be made in the first quarter of calendar year 2013, with the restricted stock cliff vesting in 2016 and the incentive stock options vesting ratably over 4 years. Mr. Fuller will continue to be eligible to participate in the Company’s annual bonus program at a bonus target level of 65% of his annual base salary. In the event that Mr. Fuller is terminated from the Company without “cause” (as defined in the employment agreement), he generally will be entitled to 100% of his annual base salary, payable from the date of termination for a period of 12 months thereafter, subject to Mr. Fuller’s execution of a general release of claims in favor of the Company. In the event Mr. Fuller is terminated for cause (as defined in the employment agreement), resigns for any reason, or is terminated by reason of death or permanent disability, he will be entitled to all compensation due and owing as of that date, and all of the Company’s obligations under the employment agreement will thereafter cease.

In addition, the sign-on bonus in the amount of $65,000 that Mr. Fuller received in connection with the original employment offer letter will continue to be repayable if he is not an employee in good standing at the Company on September 15, 2012. This recapture provision will not apply if Mr. Fuller’s position is eliminated or his compensation package is substantially reduced as a result of a material change in control.

The employment agreement also imposes standard non-competition, non-solicitation and confidentiality obligations on Mr. Fuller applicable during employment and for a specified period thereafter.

The foregoing summary is qualified by reference to the full text of Mr. Fuller’s employment agreement, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
Name:	John G. Pasqualetto
Title:	Chairman, President and Chief Executive Officer

Date: July 24, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated July 23, 2012.